     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 29, 2000
                                                           REGISTRATION NO. 333-
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                             ---------------------

                               PACTIV CORPORATION
             (Exact name of Registrant as specified in its charter)

                   DELAWARE                                  ISSUER: 36-2552989
       (State or other jurisdiction of            (I.R.S. Employer Identification Number)
        incorporation or organization)

                             1900 WEST FIELD COURT
                             LAKE FOREST, IL 60045
                    (Address of principal executive offices)

                             ---------------------

                               PACTIV CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the plan)

                             ---------------------

                             JAMES V. FAULKNER, JR.
                       VICE PRESIDENT AND GENERAL COUNSEL
                               PACTIV CORPORATION
                             1900 WEST FIELD COURT
                             LAKE FOREST, IL 60045
                    (Name and address of agent for service)

                           TELEPHONE: (847) 482-2000
         (Telephone number, including area code, of agent for service)

                             ---------------------

                        CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------
                                                     PROPOSED MAXIMUM       PROPOSED MAXIMUM
  TITLE OF SECURITIES          AMOUNT TO BE         OFFERING PRICE PER     AGGREGATE OFFERING        AMOUNT OF
    TO BE REGISTERED            REGISTERED                SHARE                  PRICE           REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------
Common Stock, par value
  $.01 per share
  (including associated
  Rights)...............     4,000,000 shares             $8.82*              $35,280,000*            $9,314*
-------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------

* Calculated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the "Securities Act") based on the average of the high and low prices of the Company's Common Stock as reported on the New York Stock Exchange on March 22, 2000.

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--------------------------------------------------------------------------------

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The information required by Part I is included in documents sent or given to the respective participants in the plan listed on the cover page of this Registration Statement pursuant to Rule 428(b)(1) under the Securities Act. As used herein, the terms "Registrant" or "Company" refer to Pactiv Corporation.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are hereby incorporated by reference into this Registration Statement:

     (a) The Registration Statement on Form 10 (the "Form 10 Registration Statement") filed with the Commission on July 15, 1999 by the Company (File No. 1-15157), as amended;

     (b) The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, (File No. 1-15157);

     (c) The Company's Current Report on Form 8-K dated October 25, 1999 (File No. 1-15157); and

     (d) The Company's Current Report on Form 8-K dated November 4, 1999 (File No. 1-15157).

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities registered hereunder have been issued or which deregisters all securities offered then remaining unsold, shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. Any statement, including financial statements, contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a subsequent statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. DESCRIPTION OF SECURITIES.

     Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Certain legal matters regarding shares of Common Stock offered hereby will be passed upon for the Company by James V. Faulkner, Jr., General Counsel of the Company, Mr. Faulkner beneficially owns 46,662 shares of Common Stock of the Company (including options to purchase 21,874 shares of Pactiv Common Stock, which options are either presently exercisable or exercisable within 60 days).

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Elimination of Liability of Directors

     The Company's Restated Certificate of Incorporation, as amended (the "Certificate"), provides that a director of the Company will not be liable to the Company or its shareowners for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware ("DGCL") as the same exists or may thereafter be amended. Further, the Certificate provides that any amendment, modification or repeal of the provision referred to in the preceding sentence shall not adversely affect any right or protection of a director of the Company thereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

     Based on the DGCL, as presently in effect, a director of the Company will not be personally liable to the Company or its shareowners for monetary damages for breach of fiduciary duty as a director, except for liability for: (i) any breach of the director's duty of loyalty to the Company or its shareowners; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL, which concerns unlawful payments of dividends, stock purchases or redemptions; or (iv) for any transactions from which the director derived an improper personal benefit. This provision also does not affect a director's responsibility under any other law, such as the federal securities laws. Reference is made to Section 102(b)(7) of the DGCL.

     While the Certificate provides directors with protection from awards for monetary damages for breaches of their duty of care, it does not eliminate such duty. Accordingly, the Certificate will have no effect on the availability of equitable remedies such as an injunction or rescission based on a director's breach of his or her duty of care. The provisions of the Certificate described above apply to an officer of the Company only if he or she is a director of the Company and is acting in his or her capacity as director and do not apply to officers of the Company who are not directors.

     Indemnification of Directors and Officers

     The Company's Restated Bylaws, as amended (the "Bylaws"), provide that the Company will indemnify and hold harmless, to the fullest extent permitted by applicable law as it presently exists or may thereafter be amended, any person (a "Covered Person") who was or is made or is threatened to be made a party or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that he, or a person for whom he is the legal representative, is or was a director or officer of the Company or, while a director or officer of the Company, is or was serving at the request of the Company as a director, officer, employee or agent of another company or of a partnership, joint venture, trust, enterprise or nonprofit entity, including service with respect to employee benefit plans, against all liability and loss suffered and expenses, including attorneys' fees, reasonably incurred by that Covered Person. The Bylaws also provide that, notwithstanding the foregoing, but except as described in the second following paragraph, the Company will be required to indemnify a Covered Person in connection with a proceeding or part thereof commenced by that Covered Person only if the commencement of the proceeding or part thereof by the Covered Person was authorized by the Board.

     The Bylaws further provide that the Company will pay the expenses including attorneys' fees incurred by a Covered Person in defending any proceeding in advance of its final disposition; provided, however, that, to the extent required by law, the payment of expenses in advance of the final disposition of the proceeding will be made only upon receipt of an undertaking by that Covered Person to repay all amounts advanced if it should be ultimately determined that the Covered Person is not entitled to be indemnified under the relevant section of the Bylaws or otherwise.

     Pursuant to the Bylaws, if a claim for indemnification or payment of expenses thereunder is not paid in full within 30 days after a written claim therefor by the Covered Person has been received by the Company, the Covered Person may file suit to recover the unpaid amount of such claim and, if successful in whole or in part, will be entitled to be paid the expense of prosecuting such claim. The Bylaws provide that, in any such action, the Company will have the burden of proving that the Covered Person is not entitled to the requested indemnification or payment of expenses under applicable law.

     The Bylaws also provide:

     - that the rights conferred on any Covered Person thereby are not exclusive of any other rights which that Covered Person may have or thereafter acquire under any statute, provision of the Certificate, the Bylaws, agreement, vote of shareowners or disinterested directors or otherwise;

     - that the Company's obligation, if any, to indemnify or to advance expenses to any Covered Person who was or is serving at its request as a director, officer, employee or agent of another company, partnership, joint venture, trust, enterprise or nonprofit entity will be reduced by any amount that Covered Person may collect as indemnification or advancement of expenses from such other company, partnership, joint venture, trust, enterprise or nonprofit enterprise; and

     - that any repeal or modification of the relevant provisions of the Bylaws will not adversely affect any right or protection thereunder of any Covered Person in respect of any act or omission occurring prior to the time of such repeal or modification.

     The Bylaws also expressly state that the provisions thereof will not limit the Company's right, to the extent and in the manner permitted by law, to indemnify and to advance expenses to persons other than Covered Persons when and as authorized by appropriate corporate action.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

     The following exhibits are filed as part of this Registration Statement:

4.1(a)    --    Restated Certificate of Incorporation of Tenneco Packaging
                Inc. (incorporated herein by reference from Exhibit 3.1(a)
                to the Company's Quarterly Report on Form 10-Q for the
                quarter ended September 30, 1999, File No. 1-15157).
4.1(b)    --    Certificate of Amendment of Restated Certificate of
                Incorporation of Tenneco Packaging Inc. (incorporated herein by reference from Exhibit 3.1(b) to the Company's Quarterly
                Report on Form 10-Q for the quarter ended September 30,
                1999, File No. 1-15157).
4.1(c)    --    Certificate of Designation of Series A Junior Participating
                Preferred Stock of the Company (incorporated herein by
                reference from Exhibit 3.1(c) to the Company's Quarterly
                Report on Form 10-Q for the quarter ended September 30,
                1999, File No. 1-15157).
4.2       --    Amended and Restated By-laws of the Company (incorporated
                herein by reference from Exhibit 3.2 to the Company's
                Quarterly Report on Form 10-Q for the quarter ended
                September 30, 1999, File No. 1-15157).
4.3       --    Specimen Stock Certificate for Pactiv Corporation Common
                Stock (incorporated herein by reference from Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File No. 1-15157).
4.4       --    Qualified Offer Plan Rights Agreement, dated as of November
                4, 1999, by and between the Company and First Chicago Trust
                Company of New York, as Rights Agent (incorporated herein by reference from Exhibit 4.2 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1999, File
                No. 1-15157).
4.5       --    Indenture, dated September 29, 1999, by and between the
                Company and The Chase Manhattan Bank, as Trustee
                (incorporated herein by reference from Exhibit 4.1 to
                Tenneco Packaging Inc.'s Registration Statement on Form S-4,
                File No. 333-82923).

4.6(a)            --  First Supplemental Indenture, dated as of November 4, 1999, to Indenture dated as of September 29,
                      1999 between the Company and The Chase Manhattan Bank, as Trustee (incorporated herein by reference from Exhibit 4.3(b) to the Company's Quarterly Report on Form 10-Q for the quarter ended September
                      30, 1999, File No. 1-15157).
4.6(b)            --  Second Supplemental Indenture, dated as of November 4, 1999, to Indenture dated as of September 29,
                      1999 between the Company and The Chase Manhattan Bank, as Trustee (incorporated herein by reference from Exhibit 4.3(c) to the Company's Quarterly Report on Form 10-Q for the quarter ended September
                      30, 1999, File No. 1-15157).
4.6(c)            --  Third Supplemental Indenture, dated as of November 4, 1999, to Indenture dated as of September 29,
                      1999 between the Company and The Chase Manhattan Bank, as Trustee (incorporated herein by reference from Exhibit 4.3(d) to the Company's Quarterly Report on Form 10-Q for the quarter ended September
                      30, 1999, File No. 1-15157).
4.6(d)            --  Fourth Supplemental Indenture, dated as of November 4, 1999, to Indenture dated as of September 29,
                      1999 between the Company and The Chase Manhattan Bank, as Trustee (incorporated herein by reference from Exhibit 4.3(e) to the Company's Quarterly Report on Form 10-Q for the quarter ended September
                      30, 1999, File No. 1-15157).
4.6(e)            --  Fifth Supplemental Indenture, dated as of November 4, 1999, to Indenture dated as of September 29,
                      1999 between the Company and The Chase Manhattan Bank, as Trustee (incorporated herein by reference from Exhibit 4.3(f) to the Company's Quarterly Report on Form 10-Q for the quarter ended September
                      30, 1999, File No. 1-15157).
4.7(f)            --  Registration Rights Agreement dated as of November 4, 1999, by and between the Company and the trustees under the Pactiv Corporation Rabbi Trust.
*5                --  Opinion of James V. Faulkner, Jr., Esq. as to the legality of the Common Stock being registered.
15                --  None.
*23.1             --  Consent of James V. Faulkner, Jr., Esq. (included in Exhibit 5).
*23.2             --  Consent of Arthur Andersen LLP.
*24               --  Powers of Attorney of Mark Andrews, Larry D. Brady, Robert J. Darnall, Mary R. (Nina) Henderson,
                      Roger B. Porter and Paul T. Stecko.

Exhibits filed with this Registration Statement are designated by an asterisk
(*).

ITEM 9.  UNDERTAKINGS.

A. SUBSEQUENT DISCLOSURE.

     The Company hereby undertakes:

          (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

             (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company, pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. INCORPORATION BY REFERENCE.

     The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. COMMISSION POSITION ON INDEMNIFICATION.

     The Company hereby undertakes that, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

THE REGISTRANT

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Lake Forest, state of Illinois, on this 29th day of March, 2000.
                                          PACTIV CORPORATION

                                          By: /s/ RICHARD L. WAMBOLD
                                            ------------------------------------
                                                  Richard L. Wambold
                                               President, Chief Executive
                                                  Officer
                                               and Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on March 29, 2000.

                SIGNATURE                                              TITLE
                ---------                                              -----

/s/ RICHARD L. WAMBOLD                        President, Chief Executive Officer, Chairman of the
------------------------------------------    Board and Director (principal executive officer)
      Richard L. Wambold

/s/ ANDREW A. CAMPBELL                        Chief Financial Officer (principal financial and
------------------------------------------    accounting officer)
      Andrew Campbell

/s/ MARK ANDREWS*                             Director
------------------------------------------
      Mark Andrews

/s/ LARRY D. BRADY*                           Director
------------------------------------------
      Larry D. Brady

/s/ ROBERT J. DARNALL*                        Director
------------------------------------------
      Robert J. Darnall

/s/ MARY R. HENDERSON*                        Director
------------------------------------------
      Mary R. (Nina) Henderson

/s/ ROGER B. PORTER*                          Director
------------------------------------------
      Roger B. Porter

/s/ PAUL T. STECKO*                           Director
------------------------------------------
      Paul T. Stecko

*By: /s/ JAMES V. FAULKNER, JR.
-----------------------------------------
           James V. Faulkner, Jr.
           Attorney-in-fact

                                   SIGNATURES

THE PLAN

     Pursuant to the requirements of the Securities Act of 1933, the Benefits Committee appointed under the Pactiv Corporation Employee Stock Purchase Plan, has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Forest, State of Illinois, on this 29th day of March, 2000.

PACTIV CORPORATION EMPLOYEE STOCK
PURCHASE PLAN

By: /s/ RICHARD L. WAMBOLD
    -----------------------------------------
          Richard L. Wambold
        President, Chief Executive Officer
        and Chairman of the Board